RIGHT OF FIRST REFUSAL AGREEMENT

THIS RIGHT OF FIRST REFUSAL AGREEMENT (this "Agreement") is made as of November ___, 2004, among (i) TechAlt, Inc., a Nevada corporation (the "Company"), (ii) James E. Solomon, an individual residing in the State of Illinois ("Solomon"), (iii) Paul Masanek, an individual residing in the State of Illinois ("Paul Masanek"), and (iv) Services By Designwise, Ltd., an Illinois corporation ("SBD") (Paul Masanek and SBD, collectively "Masanek").

WHEREAS, Masanek is acquiring on the "Closing" (as defined in the Settlement Agreement of even date herewith) (i) 4,676,560 shares of the Company's common stock (the "Masanek Common Stock"), and (ii) a Warrant (the "Warrant") to purchase 750,000 shares of common stock of the Company (the common shares received upon partial or complete exercise of the Warrant, the "Warrant Shares"). SBD is acquiring on the "Closing" (as defined in the Settlement Agreement of even date herewith) a Secured Convertible Promissory Note in the principal amount of One Million One Hundred Fifty Thousand Dollars $1,150,000 (the "Note") which is convertible into shares of common stock of the Company (the common shares received upon partial or complete conversion of the Note, the "Note Shares") (the Masanek Common Stock, the Warrant, the Warrant Shares, the Note and the Note Shares and all shares of common stock, preferred stock, and all other securities of the Company which may be issued to Masanek and/or SBD in addition to the Masanek Common Stock, the Warrant, the Warrant Shares, the Note and/or the Note Shares (except for any securities issued to Masanek related to the additional investments of up to $750,000 set forth in **Exhibit A** to the Merger Agreement) or in exchange for the Masanek Common Stock, the Warrant, the Warrant Shares, the Note and the Note Shares or in respect of the Masanek Common Stock, the Warrant, the Warrant Shares, the Note and the Note Shares in any stock dividend, stock split, reclassification, reorganization or similar event, collectively, the "Masanek Securities");

WHEREAS, as a condition to the issuance to Masanek of the Masanek Common Stock and the Warrant, and as a condition to the issuance to SBD of the Note, and the full settlement and dismissal with prejudice of the Lawsuit (defined below), Masanek and SBD have agreed to grant the Company or its assigns or designees a right of first refusal with respect to the Masanek Securities as set forth herein;

WHEREAS, as of the Closing, Solomon will be the owner of 4,867,440 shares of the Company's common stock (the "Solomon Common Stock") (the Solomon Common Stock and all shares of common stock, preferred stock, and all other securities of the Company which may be issued to Solomon in addition to the Solomon Common Stock or in exchange for the Solomon Common Stock or in respect of the Solomon Common Stock in any stock dividend, stock split, reclassification, reorganization or similar event, collectively, the "Solomon Securities"); and

WHEREAS, as a condition to the full and final settlement of, and execution of a Stipulated Order of Dismissal with Prejudice with regards to, that certain lawsuit in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, No. 04 CH 14001, titled "Paul Masanek, and Services By Designwise, LTD., an Illinois corporation, Plaintiffs, v. James Solomon, Technology Alternatives, Inc., an Illinois corporation, and Dendo Global Corp., a/k/a TechAlt, Inc., a Nevada corporation, Defendants" (the "Lawsuit"), Solomon has agreed, inter alia, to grant Masanek a right of first refusal with respect to the Solomon Securities as set forth herein.

THEREFORE, the undersigned agree as follows:

1. COMPANY'S RIGHT OF FIRST REFUSAL

Before any Masanek Securities held by Masanek or any transferee of Masanek (being referred to herein from time to time as the "Masanek Selling Stockholder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a Right of First Refusal to purchase the Masanek Securities on the terms and conditions set forth in this Section 1 (the "Company Right of First Refusal").

(a) Notice of Proposed Transfer. The Masanek Selling Stockholder shall (a) deliver to the Company a written notice (the "Masanek Notice") stating: (i) the Masanek Selling Stockholder's bona fide intention to sell or otherwise transfer such Masanek Securities; (ii) the number of Masanek Securities to be sold or otherwise transferred; (iii) the bona fide cash price or other consideration for which the Masanek Selling Stockholder proposes to transfer the Masanek Securities (the "Offered Price"); and (iv) the material terms and conditions of the proposed sale or transfer (the "Offer Terms") and (b) offer the Masanek Securities at the Offered Price and on the Offer Terms to the Company or its assignee(s).

(b) Exercise of Company Right of First Refusal. At any time within five (5) days after receipt of the Masanek Notice, the Company and/or its assignee(s) may, by giving written notice to the Masanek Selling Stockholder, elect to purchase all, or less than all, of the Masanek Securities proposed to be sold or transferred, at the purchase price and on the terms determined in accordance with subsection (c) below (the "Company Notice").

(c) Purchase Price. The purchase price (the "Purchase Price") for the Masanek Securities purchased by the Company or its assignee(s) under this Section shall be the Offered Price, which Offered Price shall be the closing price of such Masanek Securities on the Over The Counter Bulletin Board (or such other exchange on which the Company's common stock may then be listed) or market on the date immediately preceding the date of the Masanek Notice and the terms and conditions of the sale or transfer shall be identical in all material respects to the Offer Terms (the "Terms"). If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by Masanek and the Board of Directors of the Company in good faith.

(d) The Masanek Selling Stockholder's Right to Confirm or Cancel Transfer. Within one (1) day after receiving the Company Notice, the Masanek Selling Stockholder shall either confirm or cancel the transfer of the Masanek Securities proposed in the Masanek Notice by giving written notice to the Company (the "Masanek Confirm or Cancel Notice").

(e) Payment. In the event the Masanek Selling Stockholder confirms the proposed transfer of the Masanek Securities, the payment of the Purchase Price shall be made in cash (by wire transfer) in accordance with the Terms, within one (1) day after delivery of the Masanek Confirm or Cancel Notice.

(f) Masanek Selling Stockholder's Right to Transfer. If all of the Masanek Securities proposed in the Masanek Notice to be sold or transferred are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Masanek Selling Stockholder may sell or otherwise sell or transfer such Masanek Securities at the Offered Price or at a higher price and on the Offer Terms, provided that such sale or other transfer is consummated within fifteen (15) days after the date of the Masanek Notice and any such sale or transfer is effected in accordance with any applicable securities laws. If the Masanek Securities described in the Masanek Notice are not sold or transferred within such period, a new Masanek Notice shall be given to the Company and the Company and/or its assignees shall again be offered the Company Right of First Refusal before any Masanek Securities held by the Masanek Selling Stockholder may be sold or otherwise transferred.

(g) Exception for Certain Transfers. Notwithstanding anything to the contrary contained in this Section, (i) the transfer of any or all of the Masanek Securities for no consideration by way of a gift to the spouse of the Masanek Selling Stockholder or to his or her lineal descendants, or to trusts for the benefit of his or her spouse or lineal descendants and (ii) the transfer of any or all of the Masanek Securities to the Company shall be exempt from the provisions of this Section if, in such case, the transferee, and the transferee's spouse, if any, shall receive and hold any and all Masanek Securities so transferred subject to the provisions of this Agreement and subject to the obligations of Masanek hereunder, and shall, upon request by the Company execute, prior to the transfer to such transferee, an Endorsement in the form attached hereto as Exhibit A.

(h) Termination of Company Right of First Refusal. The Company Right of First Refusal shall terminate upon the expiration of one (1) year from the date of this Agreement.

(i) Assignment of Company Right of First Refusal. The Company Right of First Refusal shall be freely assignable by the Company at any time.

2. MASANEK RIGHT OF FIRST REFUSAL

Before any Solomon Securities held by Solomon or any transferee of Solomon (being referred to herein from time to time as the "Solomon Selling Stockholder") may be sold or otherwise transferred (including transfer by gift or operation of law), Masanek or its assignee(s) shall have a Right of First Refusal to purchase the Solomon Securities on the terms and conditions set forth in this Section 2 (the "Masanek Right of First Refusal").

(a) Notice of Proposed Transfer. The Solomon Selling Stockholder shall (a) deliver to Masanek a written notice (the "Solomon Notice") stating: (i) the Solomon Selling Stockholder's bona fide intention to sell or otherwise transfer such Solomon Securities; (ii) the number of Solomon Securities to be sold or otherwise transferred; (iii) the bona fide cash price or other consideration for which the Solomon Selling Stockholder proposes to transfer the Solomon Securities (the "Offered Price"); and (iv) the material terms and conditions of the proposed sale or transfer (the "Offer Terms") and (b) offer the Solomon Securities at the Offered Price and on the Offer Terms to Masanek or its assignee(s).

(b) Exercise of Masanek Right of First Refusal. At any time within five (5) days after receipt of the Solomon Notice, Masanek and/or his assignee(s) may, by giving written notice to the Solomon Selling Stockholder, elect to purchase all, or less than all, of the Solomon Securities proposed to be sold or transferred, at the purchase price and on the terms determined in accordance with subsection (c) below (the "Masanek Notice").

(c) Purchase Price. The purchase price (the "Purchase Price") for the Solomon Securities purchased by Masanek or its assignee(s) under this Section shall be the Offered Price, which Offered Price shall be the closing price of such Solomon Securities on the Over The Counter Bulletin Board (or such other exchange on which the Company's common stock may then be listed) or market on the date immediately preceding the date of the Solomon Notice and the terms and conditions of the transfer shall be identical in all material respects to the Offer Terms (the "Terms"). If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by Solomon and Masanek in good faith.

(d) The Solomon Selling Stockholder's Right to Confirm or Cancel Transfer. Within one (1) day after receiving the Masanek Notice, the Solomon Selling Stockholder shall either confirm or cancel the transfer of the Solomon Securities proposed in the Masanek Notice by giving written notice to Masanek (the "Solomon Confirm or Cancel Notice").

(e) Payment. In the event the Solomon Selling Stockholder confirms the proposed transfer of the Solomon Securities, the payment of the Purchase Price shall be made in cash (by wire transfer) in accordance with the Terms, within one (1) day after delivery of the Solomon Confirm or Cancel Notice.

(f) Solomon Selling Stockholder's Right to Transfer. If all of the Solomon Securities proposed in the Solomon Notice to be sold or transferred are not purchased by Masanek and/or his assignee(s) as provided in this Section, then the Solomon Selling Stockholder may sell or otherwise sell or transfer such Solomon Securities at the Offered Price or at a higher price and on the Offer Terms, provided that such sale or other transfer is consummated within fifteen (15) days after the date of the Solomon Notice and any such sale or transfer is effected in accordance with any applicable securities laws. If the Solomon Securities described in the Solomon Notice are not sold or transferred within such period, a new Solomon Notice shall be given to Masanek and Masanek and/or its

assignees shall again be offered Masanek Right of First Refusal before any Solomon Securities held by the Solomon Selling Stockholder may be sold or otherwise transferred.

(g) Exception for Certain Transfers. Notwithstanding anything to the contrary contained in this Section, (i) the transfer of any or all of the Solomon Securities for no consideration by way of a gift to the spouse of the Solomon Selling Stockholder or to his or her lineal descendants, or to trusts for the benefit of his or her spouse or lineal descendants and (ii) the transfer of any or all of the Solomon Securities to Masanek shall be exempt from the provisions of this Section if, in such case, the transferee, and the transferee's spouse, if any, shall receive and hold any and all Solomon Securities so transferred subject to the provisions of this Agreement and subject to the obligations of Solomon hereunder, and shall, upon request by Masanek execute, prior to the transfer to such transferee, an Endorsement in the form attached hereto as Exhibit A.

(h) Termination of Masanek Right of First Refusal. The Masanek Right of First Refusal shall terminate upon the expiration of one (1) year from the date of this Agreement.

(i) Assignment of Masanek Right of First Refusal. The Masanek Right of First Refusal shall be freely assignable by Masanek at any time.

3. GENERAL PROVISIONS

(a) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Illinois as they apply to contracts entered into and wholly to be performed in such state. This Agreement represents the entire agreement between the parties with respect to the Company's Right of First Refusal and Masanek's Right of First Refusal and may only be modified or amended in writing signed by the Company, Solomon and Masanek (the "Right of First Refusal Parties"). The parties hereto hereby agree that any suit, action or proceeding instituted with respect to this Agreement shall be brought only in a Federal court or state court located in the County of Cook in the State of Illinois.

(b) Any notice, demand or request required or permitted to be given by the Right of First Refusal Parties pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally, (ii) three (3) days after it is deposited in the U.S. mail, certified with return receipt requested and with proper postage prepaid, or (iii) one day after deposit (prepaid) with a nationally recognized overnight courier, and addressed to the party being notified at his or its address specified on the applicable signature page hereto or such other address which the addressee may subsequently notify the Right of First Refusal Parties in writing.

(c) Failure by any of the Right of First Refusal Parties to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the Right of First Refusal Parties

herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

(d) The Right of First Refusal Parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief in appropriate circumstances.

(e) This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Each party to this Agreement represents that such party has duly authorized, executed and delivered this Agreement and that this Agreement is a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(g) All instruments representing any securities subject to the provisions of this Agreement shall have endorsed thereon an appropriate legend referencing the restrictions imposed by this Agreement.

(h) All parties to this Agreement have been duly consulted with the counsel of their choosing, and understand each and every term, obligation and condition imposed by this Agreement.

(i) In the event of a breach of this Agreement by any party, the prevailing party shall have the right to reasonable reimbursement of attorneys fees associated with court costs incurred in bringing, advancing and enforcing any legal action against the other party(s) due to he, she or its direct or indirect breach.

(j) The terms of this Agreement shall remain confidential between the parties to this Agreement and their respective attorneys, accountants and corporate officers and directors; provided; however, that the terms of this Agreement may be disclosed as required under federal and state securities laws, rules and regulations, or as required by court order.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

TECHALT, INC.

By: ________________

Name: ____________________

Address: 3311 N. Kennicott Ave., Suite A
Arlington Heights, IL 60004

SOLOMON:

By: ____________________

Name: James E. Solomon

Address: 3311 N. Kennicott Ave., Suite A
Arlington Heights, IL 60004

MASANEK:

By: ______________

Name: Paul Masanek

Address: 5250 Cleveland St.
Skokie, IL 60077

SERVICES BY DESIGNWISE, LTD.:

By: ______________

Name: Paul Masanek

Title:

Address: 5250 Cleveland St.
Skokie, IL 60077

EXHIBIT A
RIGHT OF FIRST REFUSAL AGREEMENT

ENDORSEMENT

The undersigned, a stockholder of TechAlt, Inc., a Nevada corporation (the "Company"), and his spouse, hereby agree to the terms and conditions of the Right of First Refusal Agreement dated as of November ___, 2004 (the "Agreement") originally entered into by and between the Company, Solomon and Masanek and acknowledge receipt of a copy of the Agreement and agree to be bound by the obligations applicable to ___ _________ under the Agreement to the same extent as if the undersigned were ________________ thereunder.

Dated: November ___, 2004

(Signature of Stockholder)	(Signature of Spouse)
(Printed Name)	(Printed Name)
Address: ______________	______________
______________	______________